UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2015

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard, Fort Valley, Georgia		31030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(478) 822-2801

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On October 6, 2015, Blue Bird Corporation, a Delaware corporation (the “Company”), held a special meeting of stockholders. At the special meeting, there were present in person or by proxy 19,003,903 shares of the Company’s common stock, representing 91% of the total outstanding shares as of the record date for the special meeting. At the special meeting, the shareholders of the Company were asked to vote on the approval of the Blue Bird Corporation Employee Stock Purchase Plan. The voting results for the proposal are as follows:

1)    Approval of the Employee Stock Purchase Plan proposal:

	Votes	% of Shares Voted

Votes For	18,999,231	91%
Votes Against	725	—%
Abstentions	3,947	—%
Broker Non-Votes	1,870,979	9%
Total	20,874,882	100.00%

Item 5.08    Shareholder Director Nominations.

The Board of Directors of Blue Bird Corporation has established March 10, 2016 as the date of the Company’s 2016 Annual Meeting of Stockholders. As previously reported by the Company in its proxy statement for the October 6, 2015 special meeting of stockholders, any stockholder who wishes to bring business before the 2016 Annual Meeting or to nominate a person for election as a director, pursuant to the Company’s bylaws, must give notice in writing to the Secretary of the Company. The Secretary must receive this notice at the principal executive offices of the Company, 402 Blue Bird Boulevard, Fort Valley, Georgia 31030, no earlier than October 26, 2015 and no later than the close of business on November 25, 2015. Such stockholder must comply with the advance notice provisions of the Company’s bylaws, and may contact our Chief Executive Officer or Secretary at our principal executive offices for a copy of the relevant bylaw provisions. Such stockholder must also comply with applicable rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated: October 8, 2015                By: /s/ Paul Yousif
                    Name: Paul Yousif

Title:	Vice President of Legal Affairs and Treasury

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